Registration No. 33-62699

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	36-2257936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2525 ARMITAGE AVENUE

MELROSE PARK, ILLINOIS 60160

(Address of Principal Executive Offices)

ALBERTO-CULVER COMPANY 1994 RESTRICTED STOCK PLAN

(Full title of the plan)

GARY P. SCHMIDT

ALBERTO-CULVER COMPANY

2525 ARMITAGE AVENUE

MELROSE PARK, ILLINOIS 60160-1163

(708) 450-3262

(Name, address and telephone number of agent for service)

Withdrawing Unsold Shares From Registration

The registrant files this post-effective amendment, pursuant to its undertaking, for the purpose of withdrawing from registration under the Securities Act of 1933, as amended, 79,484 shares of Class A Common Stock, $.22 par value, of the registrant previously registered under this registration statement and remaining unsold upon the termination of the sales of shares covered by this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois on October 22, 2003.

ALBERTO-CULVER COMPANY

By	/s/ Howard B. Bernick

Howard B. Bernick President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Leonard H. Lavin, Howard B. Bernick, William J. Cernugel and Gary P. Schmidt, or any of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Leonard H. Lavin Leonard H. Lavin	Chairman of the Board and Director	October 22, 2003

/s/ Howard B. Bernick Howard B. Bernick	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2003

/s/ Bernice E. Lavin Bernice E. Lavin	Vice Chairman, Secretary, Treasurer and Director	October 22, 2003

/s/ Carol L. Bernick Carol L. Bernick	Vice Chairman, President Alberto-Culver Consumer Products World- wide, Assistant Secretary and Director	October 22, 2003

/s/ William J. Cernugel William J. Cernugel	Senior Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	October 22, 2003

/s/ A. G. Atwater, Jr. A. G. Atwater, Jr.	Director	October 22, 2003

/s/ James G. Brocksmith, Jr. James G. Brocksmith, Jr.	Director	October 22, 2003

/s/ Jim Edgar Jim Edgar	Director	October 22, 2003

/s/ King Harris King Harris	Director	October 22, 2003

Signature	Title	Date

/s/ John A. Miller John A. Miller	Director	October 22, 2003

/s/ Allan B. Muchin Allan B. Muchin	Director	October 22, 2003

/s/ Robert H. Rock Robert H. Rock	Director	October 22, 2003

/s/ Sam Susser Sam Susser	Director	October 22, 2003

/s/ William W. Wirtz William W. Wirtz	Director	October 22, 2003